UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): March 11, 2005

MidCarolina Financial Corporation

(Exact name of registrant specified in its charter)

North Carolina	000-49848	56-2006811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 538-1600

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2005 MidCarolina Financial Corporation entered into severance agreements with Messrs Christopher B. Redcay (Senior Vice President and Chief Financial Officer) and Charles T. Canaday, Jr. (Executive Vice President and Chief Operating Officer). The initial term of each severance agreement is three years, renewing each year for an additional one-year term unless the board of directors gives advance written notice that the contract will not automatically renew. The agreement terminates when the officer attains age 65. The agreements provide that the officer is entitled to severance compensation if his employment terminates involuntarily but without cause or voluntarily but with good reason within one year after a change in control. Good reason for voluntary termination will exist if specified adverse changes in the officers’ employment circumstances occur, such as a reduction in pay or benefits, a reduction in responsibilities, or relocation of MidCarolina Financial Corporation’s executive offices by a distance of more than 15 miles. As defined in the severance agreements, the term change in control means –

1)	a merger of MidCarolina Financial Corporation with another corporation, with the result that less than a majority of the total voting power of the resulting corporation immediately afterwards is held by persons who were MidCarolina Financial Corporation stockholders immediately before the merger or consolidation,

2)	acquisition by a person or group of 25% or more of MidCarolina Financial Corporation’s common stock,

3)	a change in composition of a majority of the board of directors occurring over a two-year period, or

4)	a sale by MidCarolina Financial Corporation of substantially all of its assets.

Payable in a single lump sum after employment termination, Mr. Canaday’s severance compensation would be three times the sum of (1) his annual salary when the change in control occurs or when employment termination occurs, whichever amount is greater, plus (2) the average bonus earned in the three years preceding the change in control. The severance compensation of Mr. Redcay is calculated in the same way, but is twice the sum of his salary and average bonus. If a change in control occurs and the total benefits or payments to which Mr. Canaday or Mr. Redcay is entitled as a result are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code, the severance agreements provide also that the officers shall be entitled to an excise tax gross-up benefit. MidCarolina Financial Corporation has promised in the agreements to continue the officers’ life, health, and disability insurance coverage for up to 12 months after termination of employment. Officers’ unvested employee benefits would also become fully vested. Lastly, MidCarolina Financial Corporation has promised in the agreements to pay the officers’ legal fees associated with the interpretation, enforcement, or defense of their rights under the agreements, up to a maximum of $250,000.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidCarolina Financial Corporation

Date: March 15, 2005	/s/ Randolph J. Cary, Jr.
Randolph J. Cary, Jr.
President and Chief Executive Officer